UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2009

Citigroup Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9924	52-1568099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, New York 10043
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 559-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On January 13, 2009, Citigroup Inc. (“Citi”) and Morgan Stanley issued a joint press release announcing that they have reached a definitive agreement to combine Citi’s Smith Barney business in the U.S., Quilter in the U.K., and Smith Barney Australia with Morgan Stanley’s Global Wealth Management Group into a new joint venture to be called Morgan Stanley Smith Barney.  A copy of the press release is furnished as Exhibit 99.1 hereto.  Also on January 13, 2009, representatives of Citi and Morgan Stanley made a presentation to investors regarding the transaction.  A copy of this presentation is furnished as Exhibit 99.2 hereto.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 will not be incorporated by reference into any registration statement filed by Citi under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release of Citigroup Inc. and Morgan Stanley dated January 13, 2009.

99.2	Investor Presentation dated January 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 14, 2009	CITIGROUP INC.

		By:	/s/ michael s. helfer
			Name:	Michael S. Helfer
			Title:	General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Joint Press Release of Citigroup Inc. and Morgan Stanley dated January 13, 2009.

99.2	Investor Presentation dated January 13, 2009.